Exhibit 99.1

ISS Recommends Answers.com Stockholders Vote “FOR” Merger

New York, NY, March 24, 2011 - Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine Answers.com®, announced today that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy research and advisory firm, has published a report recommending that Answers.com stockholders vote "FOR" the merger agreement with AFCV Holdings, LLC ("AFCV"), a portfolio company of growth equity investor Summit Partners. A special meeting of the Answers.com stockholders to vote on the merger proposal will be held at 10:00 a.m. local time, on April 12, 2011 at the offices of Kramer Levin Naftalis & Frankel LLP, located at 1177 Avenue of the Americas, New York, New York.

"We welcome the positive recommendation in favor of the planned merger from a respected independent source such as ISS," said Robert Rosenschein, Founder, Chairman and CEO of Answers.com. "The ISS report is consistent with our position that the offer is fair and in the best interests of stockholders, and we urge our investors to vote in favor of the transaction."

Answers.com management also announced that it has obtained all necessary third party consents, waivers and/or approvals as required under the merger agreement.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) owns and operates Answers.com, the leading Q&A site. Answers.com is a community-generated social knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of its large and growing community, answers are improved and updated over time. The award-winning Answers.com also includes content on millions of topics from over 250 licensed dictionaries and encyclopedias from leading publishers, including Houghton Mifflin, Barron's and Encyclopedia Britannica. The site supports English, French, Italian, German, Spanish, and Tagalog (Filipino). (answ-f)

For investor information, visit http://ir.answers.com.

Answers.com is a registered trademark of Answers Corporation. All other marks belong to their respective owners.

Additional Information and Where to Find It

Answers.com has filed with the Securities and Exchange Commission a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement has been sent to the stockholders of Answers.com. Before making any voting decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials and any other documents filed by Answers.com with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or at Answers’ website at http://ir.answers.com/sec.cfm. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting Okapi Partners at (212) 297-0720.

Participants in the Solicitation

Answers.com and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Answers.com in connection with the merger. Information about the directors and executive officers of Answers.com is set forth in its proxy statement on Schedule 14A filed with the SEC on July 27, 2010 and Answers.com’s Annual Report on Form 10-K filed on March 17, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement filed by Answers.com with the SEC.

Safe Harbor Statement

This press release contains statements that are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties with respect to the consummation of the proposed AFCV. Such risks include the failure to satisfy the conditions of the proposed transaction, including failure to obtain the required approval of Answers.com stockholders and certain adverse changes to the business of Answers.com, including as a result of factors detailed from time to time in reports filed with the SEC; the failure of the committed financing for the transaction; and potential litigation risks.

Investor Contact:

Okapi Partners
Steve Balet
sbalet@okapipartners.com
Lisa Patel
lpatel@okapipartners.com
212-297-0720